EXHIBIT 10.17


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                          AGREEMENT AND PLAN OF MERGER

                          Dated as of October 15, 1997

                Effective as of 9:00 a.m. EST on October 15, 1997

                                  by and among

                       AquaPenn Spring Water Company, Inc.

                     Castle Rock Spring Water Company, Inc.

                            Dunsmuir Bottling Company
                                doing business as
                        Castle Rock Spring Water Company

                                       and

                Certain Shareholders of Dunsmuir Bottling Company


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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

                                    ARTICLE I

                                   THE MERGER

SECTION 1.1   The Merger...................................................   1
SECTION 1.2   Effective Time of the Merger.................................   1

                                   ARTICLE II

                      THE SURVIVING AND PARENT CORPORATIONS

SECTION 2.1   Certificate of Incorporation.................................   2
SECTION 2.2   Bylaws.......................................................   2
SECTION 2.3   Directors and Officers.......................................   2

                                   ARTICLE III

                              MERGER CONSIDERATION

SECTION 3.1   Consideration................................................   2
SECTION 3.2   Conversion of Subsidiary Shares..............................   5
SECTION 3.3   Exchange of Certificates.....................................   5
SECTION 3.4   Closing......................................................   6
SECTION 3.5   Closing of the Company's Transfer Books......................   6

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND SUBSIDIARY

SECTION 4.1   Organization and Qualification...............................   6
SECTION 4.2   Capitalization ..............................................   7
SECTION 4.3   Authority; Non-Contravention; Approvals......................   7
SECTION 4.4   Litigation...................................................   8
SECTION 4.5   No Violation of Law..........................................   8
SECTION 4.6   Financial Statements.........................................   9
SECTION 4.7   Brokers......................................................   9
SECTION 4.8   Employment Agreements........................................   9

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                          AND THE COMPANY SHAREHOLDERS

SECTION 5.1   Organization and Qualification...............................   9
SECTION 5.2   Capitalization ..............................................  10
SECTION 5.3   [Intentionally left blank]...................................  10
SECTION 5.4   Subsidiaries.................................................  10
SECTION 5.5   Authority; Non-Contravention; Approvals......................  11
SECTION 5.6   Financial Statements.........................................  12
SECTION 5.7   Books of Account.............................................  12


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SECTION 5.8   Absence of Certain Changes of Events.........................  12
SECTION 5.9   Absence of Undisclosed Liabilities...........................  12
SECTION 5.10  Taxes........................................................  13
SECTION 5.11  Title to Assets..............................................  13
SECTION 5.12  Assets and Properties Complete...............................  14
SECTION 5.13  Access to Spring.............................................  14
SECTION 5.14  Water Quality................................................  14
SECTION 5.15  Contracts....................................................  15
SECTION 5.16  Compliance with Agreements...................................  15
SECTION 5.17  No Violation of Law..........................................  15
SECTION 5.18  Litigation...................................................  16
SECTION 5.19  Employee Benefit Plans; ERISA................................  16
SECTION 5.20  Labor Matters  ..............................................  18
SECTION 5.21  Environmental Matters........................................  19
SECTION 5.22  Trademarks and Intellectual Property Compliance..............  20
SECTION 5.23  Insurance....................................................  20
SECTION 5.24  Year 2000 Compliance.........................................  21
SECTION 5.25  Bank Accounts................................................  21
SECTION 5.26  Business Relations...........................................  21
SECTION 5.27  Potential Conflicts of Interest..............................  22
SECTION 5.28  Disclosure...................................................  22
SECTION 5.29  Brokers......................................................  22
SECTION 5.30  Resignation of Directors and Officers........................  22

                                   ARTICLE VI

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS

SECTION 6.1   Authority; Non-Contravention; Approvals......................  23
SECTION 6.2   Approval of Merger...........................................  23
SECTION 6.3   Title to Shares .............................................  23
SECTION 6.4   Tax-Free Reorganization......................................  23
SECTION 6.5   Investment; No registration..................................  24

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

SECTION 7.1   Expenses and Fees............................................  24
SECTION 7.2   Confidentiality .............................................  24
SECTION 7.3   Parent Stock    .............................................  24
SECTION 7.4   Payment of Obligations.......................................  25
SECTION 7.5   No Checks, Wires or Withdrawals..............................  25

                                  ARTICLE VIII

                                   CONDITIONS

SECTION 8.1   Condition to Parent's Obligation to Effect the Merger........  25
SECTION 8.2   Conditions to the Company's Obligation to Effect the Merger..  25


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                                   ARTICLE IX

                            POST-CLOSING OBLIGATIONS

SECTION 9.1   Agreement to Cooperate.......................................  26
SECTION 9.2   Public Statements............................................  26
SECTION 9.3   Transition      .............................................  26
SECTION 9.4   Directors and Officers of Surviving Corporation..............  26
SECTION 9.5   Lock-up Agreements...........................................  26
SECTION 9.6   Completion of Minutes........................................  26
SECTION 9.7   Execution of Further Documents...............................  27

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.1  Survival of Representations and Warranties...................  27
SECTION 10.2  Validity.      ..............................................  27
SECTION 10.3  Indemnification..............................................  27
SECTION 10.4  Notices        ..............................................  28
SECTION 10.5  Interpretation ..............................................  29
SECTION 10.6  Miscellaneous  ..............................................  29
SECTION 10.7  Counterparts   ..............................................  29
SECTION 10.8  Parties In Interest..........................................  29
SECTION 10.9  Exhibits and Schedules.......................................  29

EXHIBITS
Exhibit A         Shareholders of Castle Rock
Exhibit 4.8       Form of Employment Agreement
Exhibit 8.1       Form of Opinion of Company's Counsel
Exhibit 8.2       Form of Opinion of Parent's Counsel

SCHEDULES
Schedule 4.2      Capitalization (Parent)
Schedule 4.4      Litigation (Parent, Sub)
Schedule 5.2      Capitalization (Castle Rock)
Schedule 5.4      Subsidiaries (Castle Rock)
Schedule 5.5(b)   Debt, etc. affected by Merger (Castle Rock)
Schedule 5.8      Absence of Certain Changes of Events (Castle Rock)
Schedule 5.9      Absence of Undisclosed Liabilities (Castle Rock)
Schedule 5.11     Title to Assets (Castle Rock)
Schedule 5.12     Assets and Properties Complete (Castle Rock)
Schedule 5.14     Water Quality (Castle Rock)
Schedule 5.15     Contracts (Castle Rock)
Schedule 5.17     No Violation of Law (Castle Rock)
Schedule 5.18     Litigation (Castle Rock)
Schedule 5.19     Employee Benefits Plans; ERISA (Castle Rock)
Schedule 5.20     Labor Matters (Castle Rock)
Schedule 5.22     Trademarks and Intellectual Property Compliance (Castle Rock)
Schedule 5.23     Insurance (Castle Rock)
Schedule 5.24     Year 2000 Compliance (Castle Rock)
Schedule 5.25     Bank Accounts (Castle Rock)
Schedule 5.27     Conflicts of Interest (Castle Rock)
Schedule 7.4      Payment of Obligations (Castle Rock)


[The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.]

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of October 15, 1997 and effective as of 9:00 a.m. EST on October 15, 1997 (the "Agreement"), is by and among AquaPenn Spring Water Company, Inc., a Pennsylvania corporation ("Parent"), Castle Rock Spring Water Company, Inc., a California corporation and a wholly owned subsidiary of Parent ("Subsidiary"), Dunsmuir Bottling Company, doing business as Castle Rock Spring Water Company, a California corporation (the "Company") and the shareholders of the Company listed in Exhibit A (the "Company Shareholders").

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Parent and the Company have determined that the merger of Company with and into Subsidiary (the "Merger") is consistent with and in furtherance of the long-term business strategy of Parent and the Company, and is fair to and in the best interests of Parent and the Company and their respective shareholders; and

     WHEREAS, Parent, Subsidiary and the Company intend the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the California Corporations Code (the "CCC"), Company shall be merged with and into Subsidiary and the separate existence of Company shall thereupon cease. Subsidiary shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

     SECTION 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in Articles of Merger, in a form mutually acceptable to Parent and the Company, to be filed with the Secretary of State of the State of California in accordance with the CCC (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5.


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


                                   ARTICLE II

                      THE SURVIVING AND PARENT CORPORATIONS

     SECTION 2.1 Certificate of Incorporation. The Articles of Incorporation of Subsidiary at and as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation following the Effective Time, and the name of the Surviving Corporation shall be Castle Rock Spring Water Company, Inc.

     SECTION 2.2 Bylaws. The Bylaws of Subsidiary at and as of the Effective Time shall be the Bylaws of the Surviving Corporation following the Effective Time, and the name of the Surviving Corporation shall be Castle Rock Spring Water Company, Inc.

     SECTION 2.3 Directors and Officers. The directors and officers of the Surviving Corporation following the Merger shall not change at the Effective Time, and such directors and officers shall serve in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified pursuant to Section 9.4.


                                   ARTICLE III

                              MERGER CONSIDERATION

     SECTION 3.1 Consideration.

     (a) Cash Consideration and Adjustments. (i) On the Closing Date, each Company Shareholder shall be entitled to receive cash consideration in the amount set forth beside such Shareholder's name on Exhibit A, such cash consideration to be, in the aggregate, an amount equal to $1,450,712 (the "Cash Consideration"). One-half of each Company Shareholder's proportional share of the Cash Consideration shall be paid to each Company Shareholder on the Closing Date and the balance of the Cash Consideration for each Company Shareholder (in the aggregate, the "Escrow Cash") shall be placed in escrow with Ballard Spahr Andrews & Ingersoll, as Escrow Agent ("Escrow Agent") pursuant to that certain Escrow Agreement dated October 15, 1997 (the "Escrow Agreement"), and released as described in (iii), (iv) and (v) below.

         (ii) Within 120 days of the date hereof, Parent shall satisfy or identify all debts, payables, liabilities and other obligations of the Company, as of the date hereof, identified in accordance with Generally Accepted Accounting Principles (the "Liabilities"); provided that "Liabilities" shall include all allowances and bill-backs to the Company's customers.

         (iii) Upon completion by Parent of the satisfaction or identification of all Liabilities, and if the Liabilities, both satisfied and identified, exceed in the aggregate $4,650,000, then the cash, if any, to be released to the Company Shareholders shall be calculated as follows:

                    Escrow Cash - [Liabilities - $4,650,000].


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The balance of the Escrow Cash shall be promptly returned to the Parent.

         If the amount by which the Liabilities exceed $4,650,000 is greater than the Escrow Cash, then the number of Escrow Shares to be returned to Parent shall be calculated as follows ("IPO", "IPO Price" and "Escrow Shares" shall have the meanings set forth in Section 3.1(b) below):

         If the IPO has been consummated:

            [(Liabilities - $4,650,000) - Escrow Cash] divided by (75% x IPO Price)

         If the IPO has not been consummated:

            [(Liabilities - $4,650,000) - Escrow Cash] divided by 5

         If the IPO has been consummated the balance of the Escrow Shares, if any, shall be released to the Company Shareholders after an adjustment, if any, pursuant to Section 3.1(b) below. If the IPO has not been consummated by February 15, 1998, the balance of the Escrow Shares shall be released to the Company Shareholders after an adjustment, if any, pursuant to Section 3.1(b) below.

         If the amount by which the Liabilities exceed $4,650,000 is equal to or less than the Escrow Cash, the Escrow Shares shall be released to the Company Shareholders upon adjustment, if any, pursuant to and at the time stipulated in
Section 3.1(b) below.

         (iv) Upon completion by Parent of the satisfaction or identification of all Liabilities, and if the Liabilities, both satisfied and identified, are less than $4,650,000, then the Escrow Cash shall be released to the Company Shareholders, the Escrow Shares shall be released to the Company Shareholders upon adjustment, if any, pursuant to and at the time stipulated in Section 3.1(b) below and Parent shall promptly pay to the Company Shareholders an amount in the aggregate equal to the difference between $4,650,000 minus the Liabilities, both satisfied and identified.

         (v) Upon completion by Parent of the satisfaction or identification of all Liabilities, and if the Liabilities, both satisfied and identified, equal $4,650,000, then the Escrow Cash shall be released to the Company Shareholders and the Escrow Shares shall be released to the Company Shareholders upon adjustment, if any, pursuant to and at the time stipulated in Section 3.1(b) below.

         (vi) Parent shall regularly update the Company Shareholders regarding the identification of Liabilities and the Company Shareholders shall have the opportunity to contest the validity or amount of any Liability identified by Parent, provided that Parent shall resolve any dispute regarding the validity or amount of any Liability.

     (b) Share Consideration and Adjustments. (i) On or promptly after the Closing Date, the Company Shareholders shall receive, in the aggregate, the number of shares of common stock of Parent ("Parent Stock") equal to one-half the number of shares obtained by dividing by $5.00 the result of subtracting the aggregate amount of Cash Consideration received by the Company Shareholders in
(a) above from $3,000,002 ("Base Shares"). The balance of such shares of Parent Common Stock ("Escrow Shares") shall be placed in escrow with the Escrow Agent pursuant to the Escrow Agreement and adjusted


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


as described in (ii), (iii), (iv) and (v) below. For the purposes of these provisions, "Total Shares" means the sum of Base Shares plus Escrow Shares.

         (ii) If 75% of the per share price (the "IPO Price") at which the Parent Stock is sold pursuant to an initial public offering of the Parent Stock, not including any over-allotment option, (the "IPO") is $5.00 per share, the number of Escrow Shares shall remain the same pending release pursuant to
Section 3.1(a).

         (iii) If 75% of the IPO Price is greater than $5.00, then the number of Escrow Shares to be released to the Company Shareholders pursuant to Section 3.1(a) shall be calculated as follows:

            Escrow Shares - [Total Shares - [(Total Shares x 5) divided by (.75 x IPO Price)]].

The balance of the Escrow Shares shall be promptly returned to the Parent. If the IPO Price is such that the number of shares to be returned to the Parent is greater than the number of Escrow Shares, then the Company Shareholders shall sell such excess to the Parent at a price equal to $5.00 per share. To the extent that Base Shares plus Escrow Shares released to Company Shareholders ("Adjusted Shares") is less than Total Shares, Parent shall issue options to Company Shareholders for the difference between Total Shares and Adjusted Shares to be exercisable at the IPO Price for an exercise period of five years from the date of issuance.

         (iv) If 75% of the IPO Price is less than $5.00, then the Escrow Shares will be released to the Company Shareholders pursuant to Section 3.1(a) and the number of additional shares the Parent Company shall issue to the Company Shareholders and place in escrow to be released pursuant to Section 3.1(a) shall be calculated as follows:

            [(Total Shares x 5) divided by (.75 x IPO Price)] - Total Shares

         (v) If the Parent has not made an initial public offering of its common shares by February 15, 1998, then, after completion by Parent of the satisfaction or identification of all Liabilities as set forth under Section 3(a)(iii), the Escrow Shares, as adjusted pursuant to Section 3.1(a)(iii), if appropriate, shall be released to the Company Shareholders.

         (vi) The Company Shareholders shall be deemed, for federal income tax purposes and otherwise, to be the owners of the Escrow Shares while such shares are held by Escrow Agent. The Company Shareholders shall receive any regular or liquidating dividends paid on the Escrow Shares and shall be entitled to vote the Escrow Shares, while such shares are held by Escrow Agent.

     (c) Each Company Shareholder shall receive the number of shares of Parent Stock set forth beside such Shareholder's name on Exhibit A.

     (d) No share of Company Common Stock outstanding immediately prior to the Effective Time shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.1 after the Effective Time.


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     (e) Shares of Company Common Stock held by shareholders of the Company who have, prior to the taking of the vote of the Company's shareholders on the Merger, filed with the Company written demand for the appraisal of their shares of Company Common Stock in accordance with the applicable provisions of the CCC, shall not be deemed to be converted into the right to receive the Merger Consideration unless, and until such time as, such shareholders shall have withdrawn, failed to perfect, or shall have effectively lost, their right to appraisal of or payment for their shares of Company Common Stock under the CCC, at which time such shares shall be converted into the right to receive the Merger Consideration as provided in this Section 3.1. The Company shall give Parent prompt notice of any demand received by the Company for payment of shares of Company Common Stock from a Dissenting Shareholder, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demand. The Company agrees that it will not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demand for payment. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of the CCC, to the payment of the value of his, her or its shares shall receive payment therefor from Parent or Subsidiary (but only after the value thereof shall have been agreed upon or finally determined pursuant to the terms of this Agreement and as provided under the
CCC). In the event that any Dissenting Shareholder shall have withdrawn, failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his, her or its shares, Parent shall issue and deliver, upon surrender by such Dissenting Shareholder of his, her or its certificate or certificates representing shares of Company Common Stock, the Merger Consideration to which such Dissenting Shareholder may then be entitled under and pursuant to this Section 3.1.

     (f) In the event that the Parent Stock is combined into a smaller number of shares, then all shares of Parent Stock owned by the Company Shareholders, including the Escrow Shares, and shares of Parent Stock to which the Company Shareholders are or may be entitled, shall be combined and the Company Shareholders shall be entitled to receive the same number of shares of Parent Stock as if Company Shareholders currently owned and held all of the shares held in escrow or to which Company Shareholders are or may be entitled.

     SECTION 3.2 Conversion of Subsidiary Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole shareholder of Subsidiary, each issued and outstanding share of common stock, no par value, of Subsidiary ("Subsidiary Common Stock") shall be converted into one share of common stock, no par value, of the Surviving Corporation.

     SECTION 3.3 Exchange of Certificates.

     (a) At the Effective Time:

         (i) each holder of a certificate representing shares of Company Common Stock shall surrender such certificates (the "Company Certificates") for cancellation to the Secretary of Parent, together with a duly executed letter of transmittal and such other documents as the Secretary shall reasonably require;

         (ii) upon surrender of the Company Certificates, the holder of such Company Certificates shall be entitled to receive, subject to the terms of
Section 3.1 and the Escrow Agreement, in exchange therefor (A) a certificate representing that number of whole shares of Parent Common Stock


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and (B) a check for that portion of the Cash Consideration, into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, and the Company Certificates so surrendered shall be cancelled. Neither Parent nor Subsidiary shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (b) Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Company Certificates for exchange pursuant to this
Article III shall be entitled to receive from the Exchange Agent a cash payment.

     (c) From and after the Effective Time, all Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive in exchange therefor, upon surrender thereof at Closing, the Merger Consideration into which the aggregate number of shares of Company Common Stock represented by such certificate or certificate surrendered shall have been converted pursuant to this Agreement. Notwithstanding any other provision of this Agreement, (i) until holders or transferees of certificates theretofore representing shares of Company Common Stock have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any shares of Parent Common Stock represented by such certificates and no payment for fractional shares shall be made and (ii) without regard to when such certificates representing shares of Company Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any Parent Common Stock dividends or any payment for fractional shares. Upon surrender of a certificate which immediately prior to the Effective Time represented shares of Company Common Stock, there shall be paid to the holder of such certificate the amount of any dividends which became payable after the Effective Time, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon such surrender.

     (d) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall have paid to Parent or its transfer agent any applicable transfer or other taxes required by reason of such issuance.

     (e) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Company Certificate the Parent Common Stock deliverable in respect thereof determined in accordance with this Section 3.4. When authorizing such payment in exchange therefor, the Board of Directors of Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen


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


or destroyed Company Certificate to give Parent such indemnity as it may reasonably direct as protection against any claim that may be made against Parent or the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

     SECTION 3.4 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company on the date hereof (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

     SECTION 3.5 Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing Company Common Stock are presented to Parent or the Surviving Corporation, they shall be cancelled and exchanged for Parent Common Stock in accordance with this Article III.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND SUBSIDIARY

     Parent and Subsidiary each represent and warrant to the Company as of the date hereof as follows:

     SECTION 4.1 Organization and Qualification. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing or local equivalent thereof under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. True, accurate and complete copies of Parent's Articles of Incorporation and Bylaws and Subsidiary's Articles of Incorporation and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have been or in the case of Subsidiary, will promptly be delivered to the Company.

     SECTION 4.2 Capitalization.

     (a) The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, of which 7,358,239 shares were issued and outstanding as of September 30, 1997, and (ii) 2,000,000 shares of non-voting convertible preferred stock, par value $1.00 per share, of which 1,702,500 shares are issued and outstanding as of September 30, 1997. All of the issued and outstanding shares of Parent Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights.

     (b) (i) Except as set forth in Schedule 4.2 attached hereto, as of the date hereof, (A) there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell, or cause to be issued,


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


delivered or sold or otherwise to become outstanding, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment. (B) Except as set forth in Schedule 4.2 and except as contemplated hereby, there are no voting trusts other than, proxies or other agreements or understandings to which Parent or any subsidiary of the Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent or any subsidiary and there are no such trusts, proxies, agreements or understandings by, between or among any of Parent's shareholders with respect to Parent Common Stock. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights with respect to Parent.

     (c) The authorized capital stock of Subsidiary consists of 100 shares of Subsidiary Common Stock, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

     (d) The shares of Parent Common Stock to be issued to shareholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be delivered to each Company Shareholder free and clear of all liens, encumbrances, restrictions and claims of every kind; provided that a portion of such shares will be placed in escrow pursuant to Article III hereof.

     SECTION 4.3 Authority; Non-Contravention; Approvals.

     (a) Parent and Subsidiary each have all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Parent Common Stock issued pursuant to Article III will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and no shareholder of Parent will have any preemptive right of subscription or purchase in respect thereof. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company and the Company Shareholders, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) Except for requirements to notify creditors of the occurrence of the transactions contemplated hereby, the execution and delivery of this Agreement by each of Parent and Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding those violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect").

     (c) Except for the making of the Merger Filing, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby.

     SECTION 4.4 Litigation. Except as disclosed in Schedule 4.4 attached hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against or relating to Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to cause a Parent Material Adverse Effect. Except as set forth in
Schedule 4.4 attached hereto, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, authority or arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would reasonably be expected, either alone or in the aggregate, to have a Parent Material Adverse Effect.

     SECTION 4.5 No Violation of Law. Neither Parent nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated to Parent an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Parent Material Adverse Effect. Parent and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Parent Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Parent Material Adverse Effect. Parent and its subsidiaries are not in violation of the terms of any Parent Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Parent Material Adverse Effect.

     SECTION 4.6 Financial Statements. Parent has previously delivered to Company copies of its audited financial statements for the years ending September 30, 1994, 1995 and 1996 and interim unaudited financial statements for the period ended June 30, 1997. The audited and unaudited interim financial statements of Parent (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein and to the omission of notes thereto.

     SECTION 4.7 Brokers. Parent has not engaged, or caused to be incurred, any liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement and the transactions contemplated hereby, other than Henry R. Hidell of Henry Hidell, Eyster Technological Services, Inc. to whom Parent has paid $100,000.

     SECTION 4.8 Employment Agreements. Parent and Subsidiary have entered into employment agreements effective as of the Closing with Paul Kassis, Scott Lidster and Clark Wright, substantially in the form of Exhibit 4.8.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                          AND THE COMPANY SHAREHOLDERS

     The Company and each of Paul Kassis, Scott Lidster and Clark Wright (the "Principal Shareholders"), jointly and severally, represent and warrant to Parent and Subsidiary as of the date hereof as follows:

     SECTION 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect"). True, accurate and complete copies of the Company's Certificate of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have been delivered to Parent.

     SECTION 5.2 Capitalization.

     (a) The authorized capital stock of the Company consists of (i) 10,000 shares of Series A Common Stock, of which 750 shares were issued and outstanding as of the date hereof, and (ii) 10,000 shares of non-voting Series B Common Stock, of which 92 shares were issued and outstanding as of the date hereof. All of such issued and outstanding shares are duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights and are owned of record and beneficially, free and clear of any liens, by the persons set forth on Schedule 5.2. (No subsidiary of the Company holds any shares of the capital stock of the Company.)

     (b) There are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold or otherwise to become outstanding, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment and (ii) except for that certain Buy-Sell Agreement dated July 24, 1990 among the Company and the Principal Shareholders (the "Buy-Sell Agreement"), which will be terminated on the date hereof, and as contemplated hereby, there are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company and there are no such trusts, proxies, agreements or understandings by, between or among any of the Company's shareholders with respect to Company Common Stock. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights with respect to the Company.

     SECTION 5.3 [Intentionally left blank]

     SECTION 5.4 Subsidiaries. Schedule 5.4 sets forth the name and state of incorporation of each direct and indirect subsidiary of the Company. Each direct and indirect subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever except as set forth in
Schedule 5.4 attached hereto. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

     SECTION 5.5 Authority; Non-Contravention; Approvals.

     (a) The Company has full corporate power and authority to enter into this Agreement to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors and the Company Shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) The execution and delivery of this Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (iii) except as disclosed in Schedule 5.5(b), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding those violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

     (c) Except for the making of the Merger Filing, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Company Material Adverse Effect.

     (d) All governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, and all consents from lenders required to consummate the Merger, have been obtained and are in effect at the Effective Time.

     SECTION 5.6 Financial Statements. The Company has previously delivered to Parent copies of its compiled financial statements for the years ended December 31, 1992, 1993 and 1994, and its reviewed financial statements for the years ended December 31, 1995 and 1996 and interim unaudited financial statements for the period ended July 31, 1997. The reviewed consolidated financial statements and unaudited interim financial statements of the Company (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations, cash flows and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein and to the omission of notes thereto.

     SECTION 5.7 Books of Account. The books of account of the Company accurately and fairly reflect, in reasonable detail and in all material respects, the Company's transactions and the disposition of its assets. All notes and accounts receivable of the Company are reflected in accordance with generally accepted accounting principles on its books and records, are valid receivables subject to no material setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts subject only to normal adjustments in the ordinary course of business and the reserves for contractual allowances and bad debts set forth on the face of the balance sheet contained in the most recent Company Financial Statements as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its subsidiaries. The Company and the Company Subsidiaries have filed all reports and returns required by any material law or regulation to be filed by them, and have paid all taxes, duties and charges due on the basis of such reports and returns.

     SECTION 5.8 Absence of Certain Changes of Events. Except as set forth in
Schedule 5.8, since July 31, 1997, there has not been any change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, including as a result of any change in capital structure, employee compensation (including severance rights and benefit plans), accounting method or applicable law, other than changes that were both in the ordinary course of business and which in the aggregate would not have a Company Material Adverse Effect. Also except as set forth in Schedule 5.8, since July 31, 1997, there have been no dividends or other distributions to Company Shareholders declared or paid.

     SECTION 5.9 Absence of Undisclosed Liabilities. Except as disclosed in
Schedule 5.9 attached hereto, neither the Company nor any of its subsidiaries had at July 31, 1997, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after July 31, 1997 and in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect or (ii) have been discharged or paid in full prior to the date hereof and (c) performance obligations with respect to contracts which are of a nature not required to be reflected or reserved against in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

     SECTION 5.10 Taxes. (a) The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined in 5.10(c)) required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Company Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made adequate provision in the Company Financial Statements for the payment of all Taxes (as defined in Section 5.10(b)) due for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the Company balance sheet are adequate to cover all unpaid Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly owned corporate subsidiary of Company. Neither the Company nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

     (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

     (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

     (d) The Company duly elected to be taxed as an S corporation under Subchapter S of the Code and under comparable provisions of the tax laws of the state of California (each an "S Election") effective from the inception of the Company. The S Elections have been in effect continuously since their inception and have not been denied, revoked voluntarily or involuntarily, challenged or contested by any taxing authority.

     SECTION 5.11 Title to Assets. Schedule 5.11 sets forth a list of all real property leased or owned by the Company and its subsidiaries. The Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien of current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company) or (iii) mortgages or security interests incurred in the ordinary course of business and except for such matters which in the aggregate could not reasonably be expected to cause a Company Material Adverse Effect. All leases under which the Company leases real or personal property have been delivered to Parent and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a Company Material Adverse Effect.

     SECTION 5.12 Assets and Properties Complete. The assets and properties of the Company and each of its subsidiaries, whether owned or leased, are and as of the Closing Date shall be adequate and sufficient to conduct the business of the Company as currently conducted. Except as disclosed on Schedule 5.12, the Company has unrestricted rights and access to all present sources of water, including fully transferable leases, title in fee simple to land, rights in all resources on such land or within the leasehold, with no restrictions on quantity, time, use, quality or which would otherwise affect the ongoing business of the Company.

     SECTION 5.13 Access to Spring. To the best of the Company's knowledge, the Company has the legal right to draw water from the water transmission main of the City of Dunsmuir (the "City"), which draws spring water from the source known as Mossbrae Springs No. 2, B, C and D in Siskiyou County, California (the "Source") pursuant to a Water Contract, dated August 8, 1990, between the City and the Company (the "Water Contract"). The City and the Company filed and successfully completed a validation action in accordance with the Code of Civil Procedures as required by Section 6.b. of the Water Contract. There are no permits, orders, or other authorizing regulations or certificates required by the Company in order to draw water in the quantities permitted under the Water Contract from the Source described above or the City's main, or to use such water in the manner in which the Company is using the water so drawn. To the knowledge of the Company, the City has the legal right to draw water from the Source described above and to enter into the Water Contract with the Company. The Company does not use any other water source for water that it bottles or sells.

     SECTION 5.14 Water Quality. There are no results of laboratory tests conducted by or for the Company analyzing the water obtained under the Water Contract which would preclude the use of such water as bottled spring water to be sold to the public as spring water; and the Company is not aware of results of any such tests conducted by others which would preclude the use of such water as bottled water to be sold to the public. The Company knows of no condition, including, but not limited to, the actual or threatened presence at, in or near the Source of hazardous substances (as defined in Section 5.21), which could preclude the use of water obtained under the Water Contract as bottled spring water to be sold to the public. Except as set forth in Schedule 5.14, the Company knows of no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company, any of its subsidiaries, or the City which, if successful, could preclude, in whole or in part, the use of the water obtained under the Water Contract as bottled spring water to be sold to the public. The Company knows of no past or present private or public activity, including, but not limited to, mining, silvicultural, manufacturing, or agricultural operations, that has occurred or is occurring near the Source which had or has the potential to cause conditions, including the actual or threatened presence at, in or near the Source of hazardous substances (as defined in Section 5.21).

     SECTION 5.15 Contracts. Schedule 5.15 sets forth a complete and accurate list of all contracts to which the Company or any of its subsidiaries is a party or by or to which any of them or any of their respective assets or properties is bound or subject except contracts (and related correspondence and other documents) for the sale or purchase of goods and/or services by the Company and/or any of its subsidiaries, entered into with customers or suppliers in the ordinary course of business. All of the contracts listed in Schedule 5.15 are in full force and effect, and neither the Company nor any of its subsidiaries is in default under, or material breach of, any of them, nor to the knowledge of the Company and the Company Shareholders is any other party to any such contract in default thereunder; nor does any event or condition exist that after notice or lapse of time or both could constitute a default thereunder or material breach thereof on the part of the Company or any of its subsidiaries, or to the knowledge of the Company and the Company Shareholders, any other party thereto. The Company has delivered to Parent or its counsel true, correct, and complete copies of all contracts listed in Schedule 5.15, together with copies of all modifications and supplements thereto.

     SECTION 5.16 Compliance with Agreements. The Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under, (a) the respective charters, By-laws or similar organizational instruments of the Company or any of its subsidiaries, or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 5.16, would have, in the aggregate, a Company Material Adverse Effect.

     SECTION 5.17 No Violation of Law. Except as disclosed in Schedule 5.17 attached hereto, neither the Company nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable safety or environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Company Material Adverse Effect. Schedule 5.17 sets forth a complete list of all Company Permits. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Company Material Adverse Effect. To the best of the Company's knowledge, upon consummation of the Merger and the other transactions contemplated by this Agreement, all Company Permits will continue to be valid and in full force and effect.

     SECTION 5.18 Litigation. Except as referred to in Schedule 5.18 attached hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against or relating to the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality, authority or arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to cause a Company Material Adverse Effect. Except as referred to in Schedule 5.18 attached hereto, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any Company Material Adverse Effect.

     SECTION 5.19 Employee Benefit Plans; ERISA.

     (a) Schedule 5.19 sets forth a list of all plans, whether oral or written, in which any employee of the Company ("Employee") participates (individually a "Plan" and collectively the "Plans"). The term Plans shall include (i) any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) any profit sharing, pension, deferred compensation, bonus, stock option, stock purchase, severance, retainer, consulting, health, welfare or incentive plan or agreement whether legally binding or not, (iii) any plan or policy providing for "fringe benefits" to the Employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs, and (iv) any employment agreement, or each oral or written contract, commitment and understanding with each current or former director, officer, employee or stockholder or any associate or relative of any thereof, which is not immediately terminable without cost or other liability to the Company.

     (b) Neither Company nor any member of the Company's group or affiliated service group, as defined in Section 414 of the Internal Revenue Code ("Members of the Group") is, or has at any time been, a party to any multiemployer plan as defined under Section 3(37) of ERISA ("Multiemployer Plan"), or is, or has at any time been, required to contribute to any such Multiemployer Plan.

     (c) Neither Company nor any Members of the Group has at any time sponsored or maintained, directly or indirectly, an employee pension benefit plan that was subject to the minimum funding requirements of ERISA or is subject to Title IV of ERISA.

     (d) Each Plan has been administered in all material respects in accordance with its terms. Each Plan which is an "employee benefit plan", as defined in
Section 3(3) of ERISA, complies in all material respects by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Plan, including but not limited to ERISA and the Internal Revenue Code.

     (e) The Company has filed or caused to be filed on a timely basis and distributed to employees and/or participants in the Plans on a timely basis, each and every return, report, statement, notice, declaration and other documents required by any federal, state or local government agency (including, without limitation, the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation and the Securities and Exchange Commission), with respect to each Plan sponsored or maintained by the Company. Furthermore, the Company has withheld and remitted to the proper depository all income taxes and wage taxes on benefits derived under the Plans, to the extent such withholding and remittance is required by law.

     (f) Each Plan intended to qualify under Section 401(a) of the Internal Revenue Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status, the Internal Revenue Service has not threatened to revoke any favorable determination letter or opinion letter with respect to each Plan, and nothing has occurred since the date of the most recent determination letter to cause the loss of any Plan's qualification.

     (g) All contributions for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing
Date) have been made prior to the Closing Date by the Company.

     (h) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing Date. With respect to periods from the close of the most recent plan year through the Closing Date with respect to the Plans, all insurance premiums due or payable through the Closing Date have been or will be paid in full, and no such premium is overdue or in a grace period for late payment.

     (i) With respect to each Plan:

         (1) no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) have occurred;

         (2) no action or claim (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) is pending, or to Company's knowledge, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 21(A) of ERISA) of the Plan; and

         (3) Neither the Company nor, to Company's knowledge, any fiduciary of any Plan has any knowledge of any facts which could give rise to any action or claim against or with respect to any Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21)(A) of ERISA), of any Plan.

     (j) Neither the Company nor, to the Company's knowledge, any fiduciary with respect to any Plan has any liability or is threatened with any liability (whether joint or several) (i) for the termination of any single employer plan under Sections 4062 or 4064 of ERISA or any multiple employer plan under Section 4063 of ERISA, (ii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Internal Revenue Code, (iii) for any excise tax imposed by Sections 4971, 4972, 4975, 4976, 4977, 4979, 4980, 4980A or 4980B of
the Internal Revenue Code, or (iv) to a fine under Section 502 of ERISA.

     (k) Neither Company nor any of the Members of the Group have incurred any withdrawal liability with respect to any Multiemployer Plan within the meaning of Sections 4201 and 4204 of ERISA, and no liabilities exist with respect to withdrawals from any Multiemployer Plans which could subject Company or any Members of the Group to any controlled group liability under ERISA.

     (l) None of the Plans that are welfare benefit plans within the meaning of
Section 3(1) of ERISA provide for benefits or coverage for any former or retired employee or their beneficiaries, except to the extent required by Section 4980B of the Internal Revenue Code or Sections 601 through 608, inclusive, of ERISA. There is no VEBA maintained with respect to any such welfare plan.

     (m) Each Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies and has complied with the continuation of group health coverage provisions contained in Section 4980B of the Internal Revenue Code and Sections 601 through 608, inclusive, of ERISA.

     (n) True, correct and complete copies of all documents creating or evidencing any Plan have been provided to Parent, and true, correct and complete copies of all reports, forms and other documents required to be filed with any governmental entity or distributed to Plan participants or employees (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for the past three (3) years for all Plans subject to ERISA) have been provided to Parent. A true, correct and accurate summary of any oral agreement or unwritten Plan described in subsection (a) hereof has been provided to Parent. True, correct and complete copies of employee confidentiality or other agreements protecting proprietary processes or information have been provided to Parent.

     (o) All expenses and liabilities relating to all of the Plans have been, and will on the Closing Date be fully and properly accrued on Company's books and records and disclosed in accordance with generally accepted accounting principles and in Plan financial statements.

     (p) Any fidelity bond required to be obtained by Company under ERISA with respect to any Plan has been obtained and is in full force and effect.

     (q) the Company has to the extent applicable with respect to each Plan, made available to Parent copies of the three most recent attorney's responses to an auditor's request for information.

     (r) There are no pending investigations, proceedings or other matters concerning any Plan before the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation, or any other governmental agency, other than determination letter applications filed with the Internal Revenue Service.

     (s) There are no leased employees employed by the Company (as such term is defined in Section 414(n) of the Internal Revenue Code) that must be taken into account with respect to the requirements of the Plan set forth under Section 414(n)(3) of the Internal Revenue Code.

     (t) The execution of this Agreement by the Company and the consummation of the transactions contemplated hereunder will not, except as set forth in
Schedule 5.19, result in any obligation or liability (with respect to accrued benefits or otherwise) to any Plan, or to any Employee or former Employee of the Company or Members of the Group.

     SECTION 5.20 Labor Matters. Except as set forth in Schedule 5.20, (a) there are no material controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees, (b) none of the employees of the Company or its subsidiaries is covered by any collective bargaining agreement, (c) no one has petitioned within the last five years or is now petitioning for union representation of any of the employees of the Company or its subsidiaries, (d) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the employees of the Company or its subsidiaries and there have been no work stoppages or other material labor difficulties, (e) the Company and its subsidiaries have, to the knowledge of the Company, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes and
(f) no person has, to the knowledge of the Company, asserted that the Company or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     SECTION 5.21 Environmental Matters. (a)(i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as defined below), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its subsidiaries contain any Hazardous Substance (as defined below) as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been treated, disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of the Company or its subsidiaries relating to the activities of the Company or its subsidiaries,
(viii) there are no underground storage tanks on, in or under any properties owned by the Company or any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by the Company and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (x) none of the properties owned by the Company or any of its subsidiaries contains environmentally sensitive areas, including, without limitation, wetlands as defined in the federal Clean Water Act of 1970, and amendments thereto, which would adversely effect the ability of the Company or any of its subsidiaries to engage in future development of said properties, and
(xi) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through
(xi) that, singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     (b) As used herein, "Environmental Law" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, or any state counterpart thereof, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries, damages or penalties due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

     (c) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     SECTION 5.22 Trademarks and Intellectual Property Compliance. The Company and its subsidiaries own or have the right to use, without any material payment to any other party, all of their patents, trademarks (registered or unregistered), trade names, service marks, copyrights, technology, know-how and applications as set forth in Schedule 5.22 ("Intellectual Property Rights"), and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. Other than the Intellectual Property Rights, no other intellectual property rights, privileges, licenses, contracts or other agreements are necessary to or used in the conduct of business of the Company or any of its subsidiaries. To the knowledge of the Company, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such Intellectual Property Rights which claims could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any of the employees of the Company or any of its subsidiaries, has infringed or made unlawful use of, or is infringing or making unlawful use of, any proprietary or confidential information of any person or entity.

     SECTION 5.23 Insurance. Schedule 5.23 sets forth all of the insurance policies of the Company. Except to the extent there would be no Company Material Adverse Effect, all of the Company's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring the Company and its subsidiaries and their directors, officers, employees, independent contractors, properties, assets and business, are valid and in full force and effect and without any premium past due or pending notice of cancellation, and are, in the reasonable judgment of the Company, adequate for the business of the Company and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, under such policies in excess of $50,000, which, in any event, are not in excess of the limitations of coverage set forth in such policies. The Company and its subsidiaries have taken all actions reasonably necessary to insure that their independent contractors obtain and maintain adequate insurance coverage. All of the insurance policies referred to in this Section 5.23 are "occurrence" policies and no such policies are "claims made" policies. Neither the Company nor any of its subsidiaries has knowledge of any fact indicating that such policies will not continue to be available to the Company and its subsidiaries upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the Company Financial Statements are adequate for any and all self insurance programs maintained by the Company or its subsidiaries.

     SECTION 5.24 Year 2000 Compliance. Each production system which includes software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) (collectively, a "System"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of the Company and its subsidiaries (i) is designed (or has been modified) to be used prior to and after January 1, 2000, (ii) will operate without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (iii) will not be adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (i) through (iii) are referred to herein as "Year 2000 Compliant"). No System that is material to the business, finances or operations of the Company or any subsidiary receives data from or communicates with any component or system external to itself (whether or not such external component or system is the Company's, any subsidiary's or any third party's) that is not itself Year 2000 Compliant. All licenses for the use of any system-related software, hardware, databases or embedded control system permit the Company or its subsidiaries or a third party to make all modifications, bypasses, de-bugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant. Except as set forth in Schedule 5.24, neither the Company nor any of its subsidiaries has any reason to believe that it may incur material expenses arising from or relating to the failure of any of its Systems as a result of not being Year 2000 Compliant.

     SECTION 5.25 Bank Accounts. Schedule 5.25 sets forth all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

     SECTION 5.26 Business Relations. Neither the Company nor the Company Shareholders know or have any reason to believe that any customer or supplier of the Company or the subsidiaries of the Company will cease to do business with the Company or the subsidiaries of the Company after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with the Company or the subsidiaries of the Company as the case may be.

     SECTION 5.27 Potential Conflicts of Interest. Except as set forth on
Schedule 5.27, (a) No officer, director, or shareholder of the Company or any of its subsidiaries (a) owns, directly or indirectly, any interest (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any person or entity that is a competitor, lessor, lessee, customer, or supplier of the Company or any of its subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its subsidiaries is using or the use of which is necessary for the business of the Company or any of its subsidiaries; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements.

     (b) To the knowledge of the Company, no officer, director, employee, or consultant of the Company or any of its subsidiaries is presently obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his or her agreements and obligations to use his or her best efforts to promote the interests of the Company or any of its subsidiaries, (ii) conflicts or may conflict with the business or operations of the Company or any of its subsidiaries as presently conducted or as proposed to be conducted in the short term, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company or any of its subsidiaries.

     SECTION 5.28 Disclosure. No representation or warranty of the Company or any of the Company Shareholders in this Agreement (including the exhibits and schedules hereto), or any of the other Agreements to be executed and delivered by any of them as contemplated hereby, or any statement made or document presented by the Company or any of the Company Shareholders in connection therewith or herewith, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading. There is no fact that the Company has not disclosed to Parent in writing that materially adversely affects the business or condition (financial or otherwise) of the Company or the ability of the Company or any of the Company Shareholders to perform their respective obligations under this Agreement or to consummate any of the transactions contemplated hereby.

     SECTION 5.29 Brokers. Neither the Company nor the Company Shareholders have engaged, or caused to be incurred, any liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement and the transactions contemplated hereby.

     SECTION 5.30 Resignation of Directors and Officers. Parent has received the written resignation, effective as of Closing, of each director and officer of the Company and its subsidiaries.


                                   ARTICLE VI

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS

     Each of the Company Shareholders represents and warrants to Parent and Subsidiary as of the date hereof as follows:

     SECTION 6.1 Authority; Non-Contravention; Approvals. (a) Such Company Shareholder has full legal right, power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and assuming the due authorization, execution and delivery hereof by Parent, and Subsidiary and the Company, constitutes a valid and legally binding agreement of such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) The execution and delivery of this Agreement by each Company Shareholder do not violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Company Shareholder under any of the terms, conditions or provisions of (i) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to such Company Shareholder or any of such Company Shareholder's respective properties or assets or (ii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which such Company Shareholder is now a party or by which such Company Shareholder or any of such Company Shareholder's respective properties or assets may be bound.

     (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by each Company Shareholder or the consummation by each Company Shareholder of the transactions contemplated hereby.

     SECTION 6.2 Approval of Merger. The Company Shareholders have adopted and approved the Merger and this Agreement by executing a written consent of the shareholders of the Company.

     SECTION 6.3 Title to Shares. Each Company Shareholder has good and marketable title to and is the lawful owner, of record and beneficially, of the Company Common Stock set forth next to such Company Shareholder's name in
Schedule 5.2. Such Company Common Stock constitutes all of the shares of Company Common Stock owned by such Company Shareholder, either directly or indirectly. The Company Common Stock owned by such Company Shareholder is not or will not be subject to any lien, claim, encumbrance or restriction of any type, kind or nature in favor of any third party or any third party interests.

     SECTION 6.4 Tax-Free Reorganization. In order to preserve the tax-free treatment of the Merger under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, each Company Shareholder agrees that such Company Shareholder has no plan or intention to sell or otherwise dispose of any shares of Parent Common Stock received by such Company Shareholder as Merger Consideration, which sale or disposition would have the effect of reducing the aggregate number of shares of Parent Common Stock received by all Company Shareholders in the Merger to an amount that would be equal in value as of the date of the Merger to less than 51% of the fair market value of all the shares of Company Common Stock outstanding immediately prior to the Merger.

     SECTION 6.5 Investment; No registration. Each Company Shareholder (i) understands that Parent Common Stock received by such Company Shareholder as Merger Consideration has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring such Parent Common Stock solely for such Company Shareholder's own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received sufficient information concerning Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Parent Common Stock, and (v) is able to bear the economic risk and lack of liquidity inherent in holding Parent Common Stock.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     SECTION 7.1 Expenses and Fees. Each party hereto agrees to bear its own expenses, including reasonable and customary fees and expenses payable to attorneys and accountants in connection with the transactions contemplated hereby, provided, however, that any fees and expenses payable to Reese, Smalley, Wiseman & Schweitzer, LLP shall be payable solely by the Company Shareholders.

     SECTION 7.2 Confidentiality. Each of Parent, Subsidiary, the Company and the Company Shareholders will hold in strict confidence all documents and information concerning any party hereto furnished to them and their representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law, with the same undertaking from such accountants, attorneys, financial advisors and other representatives of each party. Regardless of whether the transactions contemplated by this Agreement shall be consummated, such confidence shall be maintained and such information shall not be used in competition with any party hereto. Notwithstanding the foregoing, such information shall not be considered confidential if it (i) is or becomes generally available to the public other than as a result of disclosure by any other party hereto, (ii) becomes available to any party from a public source, or
(iii) is independently developed by any party hereto through persons who have not had, directly or indirectly, access to non-public information.

     SECTION 7.3 Parent Stock. Each certificate representing restricted Parent Stock received by Company Shareholders as Merger Consideration will be imprinted with a legend substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES OF AQUAPENN SPRING WATER COMPANY, INC. OR AN OPINION OF COUNSEL

         SATISFACTORY TO AQUAPENN SPRING WATER COMPANY, INC. STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

     SECTION 7.4 Payment of Obligations. On the Closing Date or after the Closing Date and promptly upon verification of the proper pay-off amounts, Parent will pay all obligations of the Company, including obligations to related parties and obligations for which personal guarantees were given by shareholders, disclosed in Schedule 7.4.

     SECTION 7.5 No Checks, Wires or Withdrawals. The Principal Shareholders agree not to issue any checks, authorize any account or wire transfers or otherwise withdraw any funds from the Company's or the Surviving Corporation's bank account(s) on or after the Closing Date, without the prior written consent of the chief financial officer of Parent.


                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.1 Condition to Parent's Obligation to Effect the Merger. Unless waived by Parent, its obligation to effect the Merger shall be subject to (a) the receipt of an opinion from Reese, Smalley, Wiseman & Schweitzer, LLP, counsel to the Company, dated as of the Closing Date, substantially in the form set forth in Exhibit 8.1 attached hereto; (b) the receipt of resignations from the Principal Shareholders as officers and directors of the Company; and (c) the termination of the Buy-Sell Agreement.

     SECTION 8.2 Conditions to the Company's Obligation to Effect the Merger. Unless waived by Company, its obligation to effect the Merger shall be subject to the receipt of an opinion from McQuaide, Blasko, Schwartz, counsel to Parent, dated as of the Closing Date, substantially in the form set forth in Exhibit 8.2 attached hereto.


                                   ARTICLE IX

                            POST-CLOSING OBLIGATIONS

     SECTION 9.1 Agreement to Cooperate. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts (i) to obtain all necessary or appropriate waivers, consents and approvals from lenders, landlords, security holders or other parties whose waiver, consent or approval is required in connection with the Merger, (ii) to effect all necessary registrations, filings and submissions and (iii) to lift any injunction or other legal bar to the Merger, the transactions contemplated hereby and all post-closing actions necessary or required hereunder. By way of clarification and not limitation of the foregoing, the Principal Shareholders agree to use their best efforts to fully cooperate with Parent and the Surviving Corporation in their efforts to identify all Liabilities of the Company and to complete an audit of the Company's Financial Statements as quickly as possible following the Closing.

     SECTION 9.2 Public Statements. Unless required by law, the parties (i) shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby, and (ii) shall not issue any such press release or written public statement prior to such consultation.

     SECTION 9.3 Transition. The Company Shareholders shall not take any action that is designed or intended to have the effect of discouraging any employee, lessor, licensor, customer, supplier or other business associate of the Company or of Parent from maintaining the same business relationships with the Company after the Closing as it maintained with the Company or with Parent prior to the Closing unless such action is taken in accordance with prudent business practices.

     SECTION 9.4 Directors and Officers of Surviving Corporation. As soon as practicable after closing, Parent shall cause the Shareholder of the Surviving Corporation to elect Paul Kassis and Scott Lidster as additional directors of Surviving Corporation, and Paul Kassis; Scott Lidster; and Clark Wright to be appointed as President; Vice President and Secretary; and Vice President and Treasurer, respectively, of Surviving Corporation each to serve at the pleasure of the shareholder of Surviving Corporation and directors of Parent. Paul Kassis, Scott Lidster and Clark Wright each agree to resign as directors and officers of the Surviving Corporation immediately upon request of Parent.

     SECTION 9.5 Lock-up Agreements. Each Company Shareholder shall execute a lock-up agreement in relation to the IPO in the same form as lock-up agreements executed by the shareholders of Parent. Each Company Shareholder agrees to cooperate fully with Parent in the IPO, including without limitation assistance with the preparation of financial statements and the audit of the financial statements required in connection with the IPO.

     SECTION 9.6 Completion of Minutes. Scott Lidster and Paul Kassis agree to draft and execute minutes to any and all board meetings and shareholders meetings for which no minutes currently exist.

     SECTION 9.7 Execution of Further Documents. Promptly upon request by another party to this Agreement, each party shall execute whatever certificates and documents, and will file, record and publish such certificates and documents which are required to complete all transactions contemplated by this Merger Agreement.

                                    ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 Survival of Representations and Warranties. All of the representations and warranties of Parent, Subsidiary, the Company and the Company Shareholders contained in this Agreement shall survive the Closing and continue in full force and effect for a period of twenty-four (24) months thereafter.

     SECTION 10.2 Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     SECTION 10.3 Indemnification. (a) The Principal Shareholders jointly and severally agree to defend, indemnify and hold Parent and Subsidiary and their respective officers, directors, shareholders, affiliates, employees and agents, and their respective successors and assigns, harmless from and against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses (including attorneys' fees, costs of collection, other costs of defense and all other fees and costs incurred by Parent and Subsidiary) resulting from:
(i) any misrepresentation or omission from or breach of warranty by the Company or the Company Shareholders made in Articles V and VI of this Agreement or in any certificate or document delivered to Parent or Subsidiary by the Company or the Company Shareholders under or in connection with this Agreement; (ii) any breach of any agreement, covenant or commitment of the Company or the Company Shareholders made or contained in this Agreement; (iii) any claim or liability which arises from events or conditions occurring prior to the Closing Date, other than those reflected on the Company Financial Statements or the Schedules to this Agreement; and (iv) tax liabilities incurred by the Company prior to the Closing Date.

         (b) Parent agrees to defend, indemnify and hold the Company Shareholders and their respective heirs, executors and personal representatives and the Company harmless from and against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses (including attorneys' fees, costs of collection, other costs of defense and all other fees and costs incurred by the Company or the Company Shareholders resulting from (i) any misrepresentation or omission from or by Parent or Subsidiary made in Article IV of this Agreement or in any certificate or document delivered to the Company or the Company Shareholders by Parent or Subsidiary under or in connection with this Agreement (except for any Private Placement Memorandum), and (ii) any breach of any covenant, agreement or commitment of Parent or Subsidiary made or contained in this Agreement.

         (c) Any person seeking indemnity under this Section 10.3 (an "Indemnified Person") shall be entitled to make a claim for indemnity under
Section 10.3(a) or Section 10.3(b) hereof, as the case may be, only if written notice, specifying in reasonable detail the basis of the claims shall have been provided to the party from which indemnity may be sought (the "Indemnifying Party") (a) within ninety days after the Indemnified Person shall have become aware of facts constituting the basis for such a claim or (b) if earlier, in the case of any action or proceeding by a third party, not more than fifteen days after the commencement of such action or proceeding. In the case of any such action or proceeding by a third party, if the Indemnifying Party so elects or is requested by the Indemnified Person, the Indemnifying

Party will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of the fees and disbursements of such counsel. In the event, however, that such counsel reasonably determines that its representation of both the Indemnifying Party and one or more Indemnified Persons would present such counsel with a conflict of interest or if the Indemnifying Party fails to assume the defense of the action or proceeding in a timely manner after receiving notice, then such Indemnified Person may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party will pay the fees and disbursement of such counsel; provided, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one separate law firm for all Indemnified Persons in any jurisdiction in any single action or proceeding.

         (d) So long as the Indemnifying Party is conducting the defense of the Indemnified Party in accordance with this Section 10.3(a), the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the claim; (b) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to any claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (c) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

     SECTION 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to Parent or Subsidiary to:

                           AquaPenn Spring Water Company, Inc.
                           P.O. Box 938
                           1 AquaPenn Drive
                           Milesburg, PA  16853
                           Attention:  Edward J. Lauth
                           Facsimile Number: (814) 353-9108

                  with a copy to:

                           Ballard Spahr Andrews & Ingersoll
                           1735 Market Street, 51st Floor
                           Philadelphia, Pennsylvania  19103
                           Attention:  Brian D. Doerner, Esq.
                           Facsimile Number:  (215) 864-8999

                  (b)      If to the Company, to:

                           Dunsmuir Bottling Company
                           d/b/a Castle Rock Spring Water Company
                           4900 Mountain Lakes Blvd.
                           Redding, CA 96003
                           Attention:  President
                           Facsimile Number:  916-243-8415

                  with a copy to:

                           Reese, Smalley, Wiseman & Schweitzer, LLP
                           1265 Willis Street
                           Redding, CA  96001
                           Attention:  Howard Schweitzer
                           Facsimile Number:  (916) 241-5106

     SECTION 10.5 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     SECTION 10.6 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof,
(b) is not intended to confer upon any other person any rights or remedies hereunder, except for rights of indemnified Parties under Section 10.2 and (c) shall not be assigned by operation of law or otherwise, except that Subsidiary may assign this Agreement to any other wholly owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     SECTION 10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

     SECTION 10.8 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in the exception to Section 10.3, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.9 Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated by reference herein.

     IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

ATTEST:                                  AQUAPENN SPRING WATER COMPANY, INC.


By: /s/ Geoffrey F. Feidelberg           By: /s/ Edward J. Lauth, III
    ------------------------------           ----------------------------------
Name:  Geoffrey F. Feidelberg            Name:  Edward J. Lauth, III
Title: COO                               Title: President


ATTEST:                                  CASTLE ROCK SPRING WATER COMPANY, INC.


By: /s/ Geoffrey F. Feidelberg           By: /s/ Edward J. Lauth, III
    ------------------------------           ----------------------------------
Name:  Geoffrey F. Feidelberg            Name:  Edward J. Lauth, III
Title: Secretary                         Title: President


ATTEST:                                  DUNSMUIR BOTTLING COMPANY


By:/s/ Scott E. Lidster                  By: /s/ Paul A. Kassis
    ------------------------------           ----------------------------------
Name:  Scott E. Lidster                  Name:  Paul A. Kassis
Title: Secretary                         Title: President





                                         /s/ Paul A. Kassis
                                         --------------------------------------
                                         Paul Kassis


                                         /s/ Scott E. Lidster
                                         --------------------------------------
                                         Scott Lidster


                                         /s/ Clark Wright
                                         --------------------------------------
                                         Clark Wright


                                         /s/ Raymond C. Kassis TTEF
                                         --------------------------------------
                                         Ray Kassis, Trustee
                                         Ray and Sharon Kassis
                                         Trust dtd July 15, 1993

                                         /s/ Sharon K. Kassis, Trustee
                                         --------------------------------------
                                         Sharon Kassis, Trustee
                                         Ray and Sharon Kassis
                                         Trust dtd July 15, 1993


                                         /s/ Donald K. Lidster Trustee
                                         --------------------------------------
                                         Donald K. Lidster, Trustee
                                         The Lidster Trust dtd July 1, 1983
                                         and amended June 25, 1987


                                         /s/ Gernith L. M. Lidster - Trustee
                                         --------------------------------------
                                         Gernith L. Lidster, Trustee
                                         The Lidster Trust dtd July 1, 1983
                                         and amended June 25, 1987

                                    EXHIBIT A

                                                                                                              Total
                                                          Stock             Shares            Cash            Value
                                                          -----             ------            ----            -----
 .2969121          Paul Kassis              250         ($  525,000)         105,000         $  365,736      $  890,736

 .2969121          Scott Lidster            250         ($  525,000)         105,000            365,736         890,736

 .2969121          Clark Wright             250         ($  200,000)          40,000            690,736         890,736

 .0498812          R & S,                    42         ($  149,645)          29,929                  0         149,645
                  Kassis Trust

 .0498812          D & G,                    42         ($  149,645)          29,929                  0         149,645
                  Lidster Trust

 .0095011          Clark Wright               8                                                  28,504          28,504
                                           ---         -----------          -------         ----------      ----------
                                           842         ($1,549,290)         309,858         $1,450,712      $3,000,002

                                   EXHIBIT 4.8


                                     FORM OF
                              EMPLOYMENT AGREEMENT


     This Agreement, made as of this _____ day of October, 1997, by and between, AQUAPENN SPRING WATER COMPANY, INC. ("AquaPenn"), a Pennsylvania business corporation, CASTLE ROCK SPRING WATER COMPANY, INC. ("Castle Rock"), a California business corporation, (collectively "Employer") and _______________, an individual, hereinafter called "Employee".

     Intending to be legally bound, and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Employment. The Employer shall employ Employee for a one (1) year term beginning on October 15, 1997 and ending on October 14, 1998. Unless this Agreement is terminated as provided in the first, second, or third sentence of
Section 2 below, it shall automatically renew for an unlimited number of successive additional terms of one (1) year duration.

     2. Termination. Employer may at any time during the term of this Agreement terminate Employee immediately for Cause and Employer shall have no further liability or obligation to Employee except for accrued and unpaid salary, fringe benefits and expenses to the date of termination. Employer also may, at any time upon thirty (30) days written notice, terminate Employee without cause, in which case all benefits shall cease upon termination and Employer will continue to pay Employee's base salary for one year from the date of termination to be paid at the same regular intervals as AquaPenn's normal payroll. Finally, this Agreement may only be terminated by the Employee within 90 days of the end of a term, upon 90 days prior written notice to Employer.

     "Cause" shall be determined by the Board of Directors of AquaPenn or the President of AquaPenn in the exercise of good faith and reasonable judgment, and shall include the occurrence of any or one or more of the following:

          (i) The willful and continued failure by the Employee to substantially perform his duties of employment, provided that Employer gives Employee at least 30 days prior notice and an opportunity to cure such failure;

          (ii) The Employee's commission of an act of fraud, embezzlement, theft or other act constituting a felony involving moral turpitude;

          (iii) The willful engaging by the Employee in gross misconduct or the willful violation of an Employer policy;

          (iv) The Employee's insobriety or unlawful use of a controlled substance during business hours;

          (v) The breach by the Employee of any covenants contained in Sections 11 or 12 of this Agreement;

          (vi)  Gross negligence of the Employee; or

          (vii) Dishonest conduct by the Employee.

     3. Employee's Duties. During the term of this Agreement, Employee shall devote all necessary time and his best efforts to the faithful performance of his duties as directed by the Board of Directors of Castle Rock and the Board of Directors and appropriate officers of AquaPenn. It is understood between the parties that said duties shall concentrate in the area of _______________. Employee shall devote his entire professional time to the affairs of the Employer. Notwithstanding anything contained herein, Employee may engage in other business ventures during the term of this Agreement as long as said activities are not in competition with or adverse to the activities of the Employer and as long as such activities do not interfere with Employee's performance of his duties hereunder and such activities do not occur during normal business hours.

     4. Salary. Employee's base salary shall be _______________________________
per year, payable with AquaPenn normal payroll. Employee's salary will be reviewed on a yearly basis.

     5. Employee Benefits.

         a. Subject to Section 5.c. below, during the term of this Agreement, and as otherwise provided within the provisions of each of the respective plans, the Employer shall provide to the Employee all benefits to which other employees of the Employer are entitled to receive, in accordance with the terms and conditions applicable to other employees of any policies or plans applicable to such benefits.

         b. Automobile. Employee shall be entitled to an automobile of reasonable value, of Employee's selection, for business and/or personal use, furnished at the Employer's expense. Such automobile shall be replaced every three (3) years or at the expiration of a lease of appropriate term.

         c. Right to Change Plans. The Employer shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite.

     6. Arbitration. Except as provided in Paragraph 13, any disputes relating to the interpretation or application of this Agreement shall be promptly resolved by an impartial arbitrator pursuant to the rules of the American Arbitration Association. The parties shall share equally all costs and expenses of arbitration including the arbitrator's fees; and excluding only their own attorney's fees, unless the arbitrator shall order either party to pay any or all of the other's attorneys fees. The arbitration shall take place in Sacramento, California or such other location as the parties shall agree. The award of the arbitrator shall be final and binding, and immediately enforceable by either party in any court of competent jurisdiction.

     7. Law Applicable. This Agreement shall be interpreted and enforced in all circumstances according to the laws of the State of California.

     8. Notices. Notices to the Employer shall be delivered to the following unless changed by written notice of the addressee:

         AquaPenn Spring Water Company
         P.O. Box 938
         One AquaPenn Drive
         Milesburg, PA  16853-0938

     Notices to Employee shall be delivered to:

         -----------------------------
         -----------------------------
         -----------------------------

     9. Entire Agreement. This Agreement fully integrates all understandings and agreements between the parties and shall constitute the entire agreement between them and supersede any prior written employment agreement between the parties or any oral representations of any kind. This Agreement may only be modified in writing by the voluntary signed consent of all parties.

     10. Assignment. Employee acknowledges that the services to be rendered by him are unique and personal; accordingly, Employee acknowledges that he may not assign any of his rights or delegate any of his duties or obligations under this Agreement without the prior written consent of the Employer. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the Employer's successors and assigns, provided, however, that Employer may not assign its interest to anyone other than an entity affiliated with Employer without the prior written consent of Employee.

     11. Confidentiality. During the term of his employment and indefinitely thereafter, Employee shall not use any proprietary or confidential information acquired during the course of his employment for his own benefit, nor shall he disclose it to any other person or organization except as authorized in writing by the Employer.

     12. Covenant Not To Compete.

         a. During the term of Employee's employment and for two (2) years thereafter, Employee shall not become employed by, act as consultant for, contract with, obtain a beneficial ownership interest in or otherwise enter into any form of business relationship with any person, firm, company, partnership, association, organization or other legal entity, for the purpose of offering or providing services or products substantially similar to the Employer's services and products in the territories in which Employer markets and sells its services and products.

         b. During the term of Employee's employment and for two (2) years thereafter, Employee shall not, directly or indirectly, render services to or contact or attempt to solicit business with regard to the business of bottling and selling water from any customer of Employer on Employee's own behalf or on behalf of any other person, firm, company, partnership, association or other organization.

         c. During the term of Employee's employment and for two (2) years thereafter, Employee shall not employ, engage the services of or solicit any employee or representative of Employer to terminate his or her employment or representation or to otherwise seek to engage the services of such employee or representative.

     13. Injunction. Employee acknowledges that monetary damages would not be an adequate remedy to Employer for Employee's breach of any obligation under Sections 11 and 12 of this Agreement and that such a breach would cause irreparable harm to Employer. If Employee breaches any such obligation, Employer shall be entitled both to regular and permanent injunctive relief from any court or other legally cognizable tribunal of competent jurisdiction, in addition to any other remedies prescribed by law or in equity. If Employer seeks such injunctive relief, Employer shall be obligated to prove only that Employee violated one or more of the terms of Sections 11 and 12 of this Agreement. Employee waives the obligation of Employer to prove any other prerequisite to its entitlement to such injunctive relief.

     14. Previous Employment. Employee represents and warrants that he is not, to the best of his knowledge and belief, under any legal restraint or restriction that would prevent or make unlawful the execution of this Agreement or the performance of his obligations under this Agreement and that he has disclosed to the Employer any and all restraints, confidentiality, commitments or employment restrictions that he has with any other previous or current employer or business.

     15. Cooperation After Termination. After the termination of this Agreement, Employee agrees to cooperate with any reasonable request of the Employer to participate in the preparation for, response to, prosecution of and/or defense of any pending, actual or threatened litigation involving the Employer based on or involving actions that took place during Employee's employment. The Employer will reimburse Employee for all reasonable expenses Employee incurs as a result of such cooperation.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.


                                         AQUAPENN SPRING WATER COMPANY, INC.



                                         By:
                                             ----------------------------------
                                             Edward J. Lauth, III
                                             President


                                         CASTLE ROCK SPRING WATER COMPANY, INC.


                                         By:
                                             ----------------------------------
                                             President


WITNESS:                                 EMPLOYEE:


                                                                         (SEAL)
                                         --------------------------------

                                   Exhibit 8.1

                      Form of Opinion of Company's Counsel


                                                      October 15, 1997


AquaPenn Spring Water Company, Inc.
P.O. Box 938
One AquaPenn Drive
Milesburg, PA 16853-0938

     Re: Re: Agreement and Plan of Merger by and among AquaPenn Spring Water Company, Inc. ("Parent"), Castle Rock Spring Water Company, Inc. ("Subsidiary") and Dunsmuir Bottling Company, Inc. (the "Company")

Dear Ladies and Gentlemen:

     This firm is special counsel to Dunsmuir Bottling Company, Inc. You have requested our opinion in connection with that certain Agreement and Plan of Merger dated as of October 15, 1997 by and among AquaPenn Spring Water Company, Inc., Castle Rock Spring Water Company, Inc., Dunsmuir Bottling Company and the shareholders of Dunsmuir Bottling Company (the "Merger Agreement").

     With respect to the opinions stated herein, we have examined originals or copies of the following documents, all dated as of October 15, 1997, unless otherwise indicated (the "Documents"): (i) the Merger Agreement and (ii) the Articles of Merger. We have also reviewed such relevant corporate records or documents of the Company, including its Articles of Incorporation, By-Laws and the resolutions adopted by its Board of Directors and Shareholders. In addition, we have also examined such agreements and other documents and such laws, regulations and other information that we consider relevant to the rendering of the opinions set forth herein.

     In the examination of the Documents in delivering these opinions, we have assumed the genuineness of all signatures, including facsimile signatures, and the authenticity of all items submitted to us as originals, and the conformity with the originals of all items submitted to us as copies. In making our examination of the Documents, we have assumed that each party to one or more of the Documents has the power and authority to execute and deliver, and to perform and observe the provisions of the Documents, and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of such party. We have also assumed that Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

     Capitalized terms used herein unless otherwise defined, shall have the meanings given them in the Merger Agreement.

     Based upon the foregoing, and subject to the specific limitations set forth herein, we are of the opinion that:

AquaPenn Spring Water Company, Inc.
October 15, 1997
Page 7


     (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

     (2) The Company has all requisite corporate power and authority to enter into the Merger Agreement, to perform its obligations under the Merger Agreement and to consummate the transactions contemplated thereby.

     (3) The Merger Agreement has been approved by the Board of Directors of the Company and the shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Merger Agreement or the consummation by the Company of the transactions contemplated thereby. The Merger Agreement and the Articles of Merger have been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery thereof by Parent and Subsidiary, upon the effectiveness of the Merger, the Merger Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general equitable principles, and (iii) the invalidity or unenforceability under certain circumstances, under state or federal law or court decisions, of provisions indemnifying a party against liability for its own wrongful or negligent acts or when such indemnification is against public policy.

     (4) Each Company Shareholder has full power to execute and deliver the Merger Agreement and the Escrow Agreement, and to perform such Stockholder's obligations thereunder. The Merger Agreement and the Escrow Agreement are valid and legally binding obligations of each Company Shareholder enforceable against such Company Shareholder in accordance with their terms.

     (5) The execution and delivery of the Merger Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by the Merger Agreement will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of any of the terms, conditions or provisions of (i) the Articles of Incorporation or By-laws of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company is now a party. Excluded from the first sentence of this Paragraph 5, insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this Paragraph 5, are such violations, conflicts, breaches, defaults or terminations, that would not, in the aggregate, have a Company Material Adverse Effect.

     (6) Except for the making of the Merger Filing with the Secretary of State of the State of California in connection with the Merger, no declaration, filing or registration with, or notice to, or

AquaPenn Spring Water Company, Inc.
October 15, 1997
Page 8


authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of the Merger Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Company material Adverse Effect.

     (7) Upon filing of the Articles of Merger with the Secretary of State of the State of California and upon acceptance by the Secretary of State of the State of California, the Merger will be effective in accordance with the California Corporations Code.

     (8) To our knowledge, there are no claims, suits, actions or proceedings pending or threatened against, relating to or affecting the Company before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, in the aggregate with regard to all such claims, actions or proceedings to cause a Company Material Adverse Effect. To our knowledge, the Company is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated by the Merger Agreement or would have a Company Material Adverse Effect.

     This opinion is issued as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to us on the date hereof. We are not assuming any obligation to review or update this opinion should applicable law or the existing facts or circumstances change. We express no opinion as to matters governed by any laws other than the substantive laws of the State of California.

     This opinion may not be relied upon by any person other than the party to whom it is addressed, or for any purpose other than as relates to the Merger Agreement and the transactions expressly contemplated thereby.


                                           REESE, SMALLEY, WISEMAN & SCHWEITZER


cc:  Paul Kassis

                                   Exhibit 8.2

                       Form of Opinion of Parent's Counsel


                                                      October 15, 1997


Dunsmuir Bottling Company
d/b/a Castle Rock Spring Water Company
4900 Mountain Lakes Boulevard
Redding, CA 96003

     In Re: Agreement and Plan of Merger by and among AquaPenn Spring Water Company, Inc. ("Parent"), Castle Rock Spring Water Company, Inc. ("Subsidiary") and Dunsmuir Bottling Company (the "Company")

Dear Ladies and Gentlemen:

     This firm is counsel to AquaPenn Spring Water Company, Inc. You have requested our opinion in connection with that certain Agreement and Plan of Merger dated October 15, 1997 by and among AquaPenn Spring Water Company, Inc., Castle Rock Spring Water Company, Inc., Dunsmuir Bottling Company and the shareholders of Dunsmuir Bottling Company (the "Merger Agreement").

     Capitalized terms used herein, unless otherwise defined, shall have the meanings given them in the Merger Agreement.

     With respect to the opinions stated herein, we have examined originals or copies of the following documents, all dated October 15, 1997, unless otherwise indicated (the "Documents"): (i) the Merger Agreement and (ii) the Articles of Merger. We have also reviewed such relevant corporate records or documents of Parent, including its Articles of Incorporation, By-Laws and the resolutions adopted by the Board of Directors of Parent. In addition, we have also examined such agreements and other documents and such laws, regulations and other information that we consider relevant to the rendering of the opinions set forth herein.

     In the examination of the Documents in delivering these opinions, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals, and the conformity with the originals of all items submitted to us as copies. In making our examination of the Documents, we have assumed that each party to one or more of the Documents other than Parent has the power and authority to execute and deliver, and to perform and observe the provisions of the Documents, and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of such party.

     Our opinion in paragraph 1 below as to the qualification and good standing of Parent is based solely upon certificates of public officials in the Commonwealth of Pennsylvania.

     Based upon the foregoing, and subject to the specific limitations set forth herein, we are of the opinion that:

Dunsmuir Bottling Company
October 15, 1997
Page 2


          1. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

          2. Parent has all requisite corporate power and authority to enter into the Merger Agreement, to perform its obligations under the Merger Agreement and to consummate the transactions contemplated thereby.

          3. The Merger Agreement has been approved by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of the Merger Agreement or the consummation by Parent of the transactions contemplated thereby. The Merger Agreement and the Articles of Merger have been duly authorized, executed and delivered by Parent, and, assuming the due authorization, execution and delivery thereof by the Company and Subsidiary, upon the effectiveness of the Merger, the Merger Agreement will constitute a valid and legally binding agreement of Parent, enforceable against Parent in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general equitable principles, and (iii) the invalidity or unenforceability under certain circumstances, under state or federal law or court decisions, of provisions indemnifying a party against liability for its own wrongful or negligent acts or when such indemnification is against public policy.

          4. Except for notice and approval requirements contained in a Credit Agreement between Parent Mid-State Bank and Trust Company, the execution and delivery of the Merger Agreement by Parent does not, and the consummation by Parent of the Transactions contemplated by the Merger Agreement will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of Parent, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent is now a party. Excluded from the first sentence of this paragraph 4, insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph 4, are such violations, conflicts, breaches, defaults or terminations, that would not, in the aggregate, have a Parent Material Adverse Effect.

Dunsmuir Bottling Company
October 15, 1997
Page 3


          5. Except for the making of the Merger Filing with the Secretary of State of the State of California in connection with the Merger, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of the Merger Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Parent Material Adverse Effect.

          6. To our knowledge, there are no claims, suits, actions or proceedings pending or threatened against, relating to or affecting Parent before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, in the aggregate with regard to all such claims, actions or proceedings to cause a Company Material Adverse Effect. To our knowledge, Parent is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated by the Merger Agreement or would have a Parent Material Adverse Effect.

     This opinion is issued as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to us on the date hereof. We are not assuming any obligation to review or update this opinion should applicable law or the existing facts or circumstances change. We express no opinion as to matters governed by any laws other than the substantive laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

Dunsmuir Bottling Company
October 15, 1997
Page 4


     This opinion may not be relied upon by any person other than the party to whom it is addressed, or for any purpose other than as relates to the Merger Agreement and the transactions expressly contemplated thereby.


                                            Very truly yours,

                                            McQUAIDE BLASKO


                                            By:
                                                -------------------------------
                                                Daniel E. Bright

DEB:cek

cc:  Edward J. Lauth, III
     Geoffrey F. Feidelberg
     Brian D. Doerner, Esquire

                      Schedule 4.2 Capitalization (Parent)

                         to Agreement and Plan of Merger


Outstanding Options to Purchase Shares of Common Stock of AquaPenn Spring Water Company, Inc.

Holder of Options                                     Number of Shares
-----------------                                     ----------------
Edward J. Lauth III                                       150,000
Geoffrey Feidelberg                                       550,000
Matthew J. Suhey                                          550,000
Joseph Paterno                                             60,000
Seven Springs                                              75,000


Outstanding Warrants to Purchase Shares of Common Stock of AquaPenn Spring Water Company, Inc.

Holder of Warrants                                    Number of Warrants
------------------                                    ------------------
Edward J. Lauth III                                       125,000
Nancy Davis                                                35,000
James D. Hammond                                           15,000
Aqua Works, Inc.                                          225,000

                 Schedule 4.4 Litigation (Parent and Subsidiary)

                         to Agreement and Plan of Merger


                                      None.

                                  SCHEDULE 5.2
                                 Capitalization


                                  Class A Stock

             Name                                                 Shares
             ----                                                 ------
         Paul A. Kassis                                             250
         Scott E. Lidster                                           250
         Clark J. Wright                                            250


                                  Class B Stock

             Name                                                 Shares
             ----                                                 ------
         Ray and Sharon Kassis Trust                                 42
         The Lidster Trust                                           42
         Clark J. Wright                                              8

                                  SCHEDULE 5.4
                                  Subsidiaries


None

                                 SCHEDULE 5.5(b)
                     Authority: Non-Contravention; Approvals


SBA Note
Superior California Economic Development District OGD
Superior California Economic Development District IRP
City of Dunsmuir Note
Bank of the West Note
Bank of the West Note
Nations Credit/Greyrock Note
JLA Credit
AEL Lease
AEL Lease
Tri-Counties Note                     23860
                                      26660
                                      29060
                                     100360
                                     100860
                                      54060
TIP

                                  SCHEDULE 5.8
                      Absence of Certain Changes of Events


4121 Building Purchase
Tri-Counties Building Loan
Tri-Counties Equipment Loan

                            Dunsmuir Bottling Company

                           1997 Shareholder Dividends

                                   Share            Payment
Shareholder                       Holdings           Date              Amount
-----------                       --------          ------           ----------
Clark Wright                        250              1/8/97          $   500.00
Clark Wright                        250              2/7/97              500.00
Paul Kassis                         250             2/27/97            1,500.00
Scott Lidster                       250             2/27/97            1,500.00
Clark Wright                        250              3/5/97              500.00
Clark Wright                        250             8/29/97            5,062.00
Paul Kassis                         250             8/27/97            5,062.00
Scott Lidster                       250             8/27/97            5,062.00
                                                                     ----------

   Total Dividends Paid                                              $19,686.00

Accrued Dividends for 1997:
   Ray Kassis                        42                              $1,102,000
   Donald Lidster                    42                                1,102.00
   Clark Wright                       8                                  210.00
                                                                     ----------

   Total 1997 Dividends                                              $22,100.00
                                                                     ==========

Dividend Recap:
   Clark Wright                     258                              $ 6,772,00
   Paul Kassis                      250                                6,562.00
   Scott Lidster                    250                                6,562.00
   Ray Kassis                        42                                1,102.00
   Donald Lidster                    42                                1,102.00
                                    ---                              ----------
                                    842                              $22,100.00
                                    ===                              ==========

                                  SCHEDULE 5.9
                       Absence of Undisclosed Liabilities

                    Kassis Note                     $130,000
                    Lidster Note                    $130,000

                                  SCHEDULE 5.11
                                 Title To Assets


4121 Dunsmuir Avenue                                                     Owned
Dunsmuir, CA  96025

4900 Mountain Lakes Blvd.                                                Leased
Redding, CA  96003

Contractors Storage Yard                                                 Leased
4955 Mountain Lakes Blvd.
Redding, CA  96003

                                  SCHEDULE 5.12
                         Assets and Properties Complete


         Water Agreement with City of Dunsmuir

         Water Bottling Plant License - State of California

         Montana Department of Public Health & Human Services
                   Food Purveyor/Water Bottling License

                                  SCHEDULE 5.14
                                  Water Quality


                    Letter for Cobb Mountain (Jaret & Jaret)

                                  SCHEDULE 5.15
                                    Contracts

Standard Distributor Agreements
Modified Distributor Agreements including:
         Redding Distributing
         Coors West
         Donaghy Sales Inc.
CNC Containers Bottle Agreement
Kassis Note
Kassis Note
Kassis Mortgage Note
Lidster Note
Lidster Note
Lidster Mortgage Note
City of Dunsmuir Water Agreement
City of Dunsmuir Loan
SCEDD OGD
SCEDD IRP
Bank of West
Bank of West
Tri-Counties                100360
                             29060
                             26660
                            100860
                             54060
GMAC
Tri-Counties                 23860
Union Bank                   69606
JLA Credit
William Sweet Note
Tri-Counties                166060
Nations Credit/Greyrock
TIP

                                    Contracts

AEL Lease
AEL Leasing
Kassis Equipment Lease
Lidster Equipment Lease
ATT Capital Lease
Colonial Pacific Lease
Tenant Lease
Caterpillar Financial
SBA
5-Gallon Customer Agreement
San Francisco Marathon Sponsorship Agreement
Creative Entertainment Agreement
Japan Export Agreement - Connell Bros.
Adobe Sales Brokerage Agreement
Smith & Kline (Team Northwest) Brokerage Agreement
Window Box Nursery Contract
Pivotal Sales Company
Ray Morgan Company - Copier Service Agreement
Executone - Telephone System Service Agreement
John Signor Studio
Ring Properties - Building Lease
Air-O-Sweep - Parking lot cleaning
Aramark Uniform Services, Inc.
AT&T Wireless
Robert Dewey - Billboard Agreement
Dunsmuir Chamber of Commerce - Billboard Agreement

                                  SCHEDULE 5.17
                               No Violation of Law


OSHA Compliance Inspection conducted in August 1997. No report issued as of this date.


Water Bottling Plant License
City of Dunsmuir Business License
City of Redding Business License
California State Board of Equalization - Sellers Permit
Pressure Vessels License - County Of Siskiyou
Permit to Operate LP Pressurized Tank - Cal OSHA

                                  SCHEDULE 5.18
                                   Litigation


Cobb Mountain Letter           (Jaret & Jaret)

                                  SCHEDULE 5.19
                          Employee Benefit Plans; ERISA

Paid Holidays
Paid Vacation
Paid Medical Insurance
Cafeteria Plan
Workers Compensation Insurance
Leaves of Absence
Medical Leaves
Pregnancy Related Disability Leave
Pregnancy Disability Leave
Family/Medical Leave
Family Care/Medical Leave and Pregnancy Disability
Military Leave
School Activities
External Employee Education
Employee Discount/Water Buy Program
Employee Free Water Program - Nonsalable Product
Employee Promotional Item Purchase Program
Recycling Program
Company vehicles
Employee Lunches/refreshments (i.e. working meetings),
     Beverages (i.e. coffee), & Breakroom supplies

                                  SCHEDULE 5.20
                                  Labor Matters

      Notice of Filing of Discrimination Complaint: Silvestre Franco Notice of Case Closure: Silvestre Franco

                                  SCHEDULE 5.22
                 Trademarks and Intellectual Property Compliance

      Castle Rock - Registered US Trademark
      AquaBoost - Application for US Trademark
      The Best Water on Earth - unregistered

                                  SCHEDULE 5.23
                                    Insurance

     Maryland Insurance - Commercial Package
     California Indemnity Workers Compensation
     Lincoln Benefit Life Insurance
     Blue Shield Health Insurance

                                  SCHEDULE 5.24
                              Year 2000 Compliance

     None

                                  SCHEDULE 5.25
                                  Bank Accounts

   Lending Institution             Account Type               Account Number
   -------------------             ------------               --------------
      Tri-Counties                   Checking                    38603461
      Tri-Counties                   Checking                    38028765
      Tri-Counties                   Savings                     38603066

                                  SCHEDULE 5.27
                         Potential Conflicts of Interest


                              Kassis Mortgage Note
                                   Kassis Note
                                   Kassis Note
                             Kassis Equipment Lease
                             Lidster Equipment Lease
                                  Lidster Note
                                  Lidster Note
                              Lidster Mortgage Note

                                  SCHEDULE 7.4
                             Payment of Obligations

========================================================================================
                                                Estimated                Estimated
          Creditor                           Accounting Debt           Payoff Amount
        Notes Payable                      As of Sept. 30, 1997     As of Sept. 30, 1997
----------------------------------------------------------------------------------------
R & S Kassis - N/P                            $  107,190.09            $  107,190.09
----------------------------------------------------------------------------------------
R & S Kassis - N/P                            $  161,200.00            $  161,200.00
----------------------------------------------------------------------------------------
R & S Kassis - Mortgage N/P                   $  150,801.56            $  150,801.56
----------------------------------------------------------------------------------------
D & G Lidster - N/P                           $   63,197.90            $   63,197.90
----------------------------------------------------------------------------------------
D & G Lidster - N/P                           $  161,200.00            $  161,200.00
----------------------------------------------------------------------------------------
D & G Lidster - Mortgage N/P                  $   95,359.56            $   95,359.56
----------------------------------------------------------------------------------------
City of Dunsmuir                              $   89,372.00            $   89,372.00
----------------------------------------------------------------------------------------
S.C.E.D.D. # OGD 006                          $   94,417.76            $   94,272.64
----------------------------------------------------------------------------------------
S.C.E.D.D. #IRP 001                           $   94,417.78            $   94,272.64
----------------------------------------------------------------------------------------
Tri Counties Bank #100360                     $1,167,186.80            $1,167,186.80
----------------------------------------------------------------------------------------
Tri Counties Bank #29060                      $   13,211.11            $   13,211.11
----------------------------------------------------------------------------------------
Tri Counties Bank #100860                     $  301,705.19            $  301,705.19
----------------------------------------------------------------------------------------
Tri Counties Bank #183160                     $  365,425.83            $  365,425.83
----------------------------------------------------------------------------------------
Tri Counties Bank #54060                      $  238,070.43            $  238,070.43
----------------------------------------------------------------------------------------
Tri Counties Bank #26660                      $   14,254.82            $   14,254.82
----------------------------------------------------------------------------------------
Tri Counties Bank #23860                      $   14,656.31            $   14,656.31
----------------------------------------------------------------------------------------
Tri Counties Bank #166060                     $   14,120.39            $   14,120.39
----------------------------------------------------------------------------------------
William Sweet - N/P                           $   16,080.45            $   16,080.45
----------------------------------------------------------------------------------------
Tri Counties Visa #45710617033                           --                       --
----------------------------------------------------------------------------------------
   Capitalized Lease Obligations
----------------------------------------------------------------------------------------
Bank of the West                              $   43,387.86            $   50,167.55
----------------------------------------------------------------------------------------
Bank of the West                              $   20,461.61            $   24,167.91
----------------------------------------------------------------------------------------
Nations Credit\Greyrock                       $   14,768.95            $   22,315.80
----------------------------------------------------------------------------------------
JLA Credit                                    $   27,664.77            $   34,586.15
----------------------------------------------------------------------------------------
AEL Leasing                                   $   15,966.23            $   15,966.23
----------------------------------------------------------------------------------------
AEL Leasing - 5 gallon                        $    6,385.09            $    7,498.08
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Total notes payable & capitalized             $3,290,502.49            $3,316,279.44
  leases scheduled for payoff
========================================================================================